Exhibit 99.1

                                  PRESS RELEASE


             PLANETGOOD TECHNOLOGIES FILES VOLUNTARY PETITION UNDER
                       CHAPTER 11 OF THE BANKRUPTCY CODE

Indianapolis, Indiana, February 12, 2001 - PlanetGood Technologies, Inc. (OTC BB:PGPG) announced today that it has received notices of default from its lenders and creditors. In view of these defaults and in order to keep operations and services from being interrupted, today the Company and its subsidiary have filed voluntary petitions with U.S. Bankruptcy Court for the Southern District of Indiana to reorganize under chapter 11 of the U.S. Bankruptcy Code.

A hearing to consider a $223,000 debtor-in-possession ("DIP") credit facility has been requested and a hearing will be held sometime this week. While under this protection, the Company will continue exploring alternatives including, seeking additional funding or a buyer to purchase the ongoing operations and assets of the Company.

The matters discussed in this news release may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties including those as described in PlanetGood Technologies, Inc.'s 10Q for the quarter ended September 30, 2000; actual results could differ materially from those indicated by such forward-looking statements.

CONTACT: PlanetGood Technologies, Inc.
Greg Urbanski, 317-806-3000
investor@planetgood.net